Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Systems Evolution Inc. (the "Company") on Form 10-QSB for the quarter ended February 28, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert C. Rhodes, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Robert C. Rhodes

Robert C. Rhodes
Chief Executive Officer

/s/ Robert C. Rhodes

Robert C. Rhodes
Chief Financial Officer

Date:  October 13, 2005